Exhibit 10.22

FURNITURE BRANDS INTERNATIONAL, INC.
SHORT-TERM INCENTIVE PLAN
(Executive Leadership Team)

1.    Purpose. The Furniture Brands International, Inc. Short-Term Incentive Plan (the “STIP”) is a performance-based incentive program. The purpose of the STIP is to reward eligible employees of Furniture Brands International, Inc. and its participating wholly-owned subsidiaries (collectively, the “Company”) for sustained Company financial performance. The STIP is established under, and constitutes a part of, the 2010 Omnibus Incentive Plan (the “Plan”), which Plan was previously approved by stockholders.

2.    Performance Period. The Company's 20__ fiscal year shall constitute the performance period (the “Performance Period”) for the purpose of determining Awards payable to Participants in the STIP.

3.    Eligible Employee. Executive Leadership Team members (ELT) that are designated by the Administrator for participation in the STIP (“Participants”). Designation of an individual as eligible for participation in the STIP does not guarantee the right to receive any incentive award at the end of the Performance Period, the right to continued employment, nor the assurance of participation in future incentive plans.

4.    STIP Structure

4.1.Company Goals. The STIP financial performance goals are approved by the Committee and designed to reward participants for the achievement of Net Earnings and Net Sales targets. The financial components of STIP will only payout if the Company's Net Earnings threshold is met or exceeded. If threshold Net Earnings is not achieved, no payout of the financial components will occur to any individual under the STIP, regardless of performance in other areas. Payout of the Individual Objectives Component may be earned based on employee performance on individual objectives.

4.2.Funding

(a)If threshold Net Earnings is achieved, the Committee will determine funding of the financial component of the award pool based on the achievement of the performance goals. The weighting of the financial performance measures for ELT are described below. If the Net Earnings threshold is not met, the Individual Objectives component may be paid based on employee performance on individual objectives. For funding of each financial performance component, the relationship between results achieved and payout is linear between a threshold and 100% plan target, and again between 100% plan target and the performance maximum. Below the threshold, payout is zero. Above the performance maximum, payout is 200%. For actual results within the performance range, the payout factor will be interpolated. Below is the payout factor for each financial performance component depending on whether threshold, target or maximum performance goals are achieved. STIP funding will be determined by the Committee following completion of the Performance Period.

	Threshold	Target	Maximum
Financial Performance Component:	Payout Factor	Payout Factor	Payout Factor
Net Earnings	___%	100%	200%
Net Sales	___%	100%	200%

Once funding has been determined, management, in its sole discretion, will recommend for Committee approval an allocation to the business units on the basis of relative contribution to overall Company results.

Corporate Executives Measures/Weighting: The performance measures for Corporate Executives are Net Earnings (___%), Net Sales (___%) and Individual Objectives (___%). If the Company's Net Earnings threshold is met, below is the Corporate Executives payout factor for each financial performance component depending on whether threshold, target or maximum performance goals are achieved.

		Threshold	Target	Maximum
Financial Performance Component:	Weight	Payout Factor	Payout Factor	Payout Factor
Company Net Earnings	___%	___%	100%	200%
Company Net Sales	___%	___%	100%	200%

Brand Executives Measures/Weighting: The performance measures for Brand Executives are Company Net Earnings (___%), Company Net Sales (___%), Brand Pretax Earnings (___%) and Individual Objectives (___%). If the Company's Net Earnings threshold is met, below is the payout factor for each performance component depending on whether threshold, target or maximum performance goals are achieved.

		Threshold	Target	Maximum
Financial Performance Component:	Weight	Payout Factor	Payout Factor	Payout Factor
Company Net Earnings	___%	___%	100%	200%
Company Net Sales	___%	___%	100%	200%
Brand Pretax Earnings	___%	___%	100%	200%

4.3.Payout Formula. Subject to the attainment of the Company's Net Earnings threshold for the financial components, the amount of the Award that each Participant shall be eligible to receive shall be based on the following formula:

Corporate Executive

Annual Base Salary x Annual Incentive Target = Target Award
(Target Award x ___% (weighting)) x Company Net Earnings Payout Factor = Net Earnings Award
(Target Award x ___% (weighting)) x Company Net Sales Payout Factor = Net Sales Award
(Target Award x ___% (weighting)) x Individual Objectives = Individual Objectives Award

Net Earnings Award + Net Sales Award + Individual Objectives Award = Award

Brand Executive

Annual Base Salary x Annual Incentive Target = Target Award
(Target Award x ___% (weighting)) x Company Net Earnings Payout Factor = Net Earnings Award
(Target Award x ___% (weighting)) x Company Net Sales Payout Factor = Net Sales Award
(Target Award x ___% (weighting)) x Brand Pretax Earnings = Brand Pretax Earnings Award
(Target Award x ___% (weighting)) x Individual Objectives = Individual Objectives Award

Net Earnings Award + Net Sales Award + Brand Pretax Earnings Award + Individual Objectives Award = Award

4.4.Administrator Discretion. The Administrator shall have the sole discretion to establish the amount of any Award payable to any Participant and whether to make any Awards even if financial performance goals and specific Individual Objectives are achieved. In no event may the Administrator increase any Award for a Participant beyond the maximum award payable; and provided further that in no event will positive discretion be applied to any Award made to a “covered employee” (as defined unde

r Code Section 162(m) and the regulations issued thereunder). Achievement of the performance goals is not a guarantee of payment of any Award.

5.    Distribution. Subject to termination of this STIP as set forth herein and termination of the Participant's employment, the Awards that are payable under the STIP, based on the payout formula described in Section 4, shall be distributed within two and one-half (2 1/2) months of the end of the fiscal year; provided, however, that no distribution, including any distribution that may be made pursuant to Section 6, shall be made hereunder until after the Committee has certified the attainment of the performance goals following the end of the Performance Period and the Administrator has determined the amount to be paid to each Participant. Notwithstanding anything herein to the contrary, such distributions shall be made no later than required by Code Section 409A to avoid treatment of the STIP as a deferred compensation plan under Code Section 409A. The date as of which payment is made in accordance with this Section is referred to herein as the “Payment Date.”

6.    Changes in Employment Status.

6.1.New Hires. The Administrator shall determine whether and when an employee who is a new hire is eligible to participate in the STIP. The terms and conditions of any Award for such an individual shall be (i) based on the Annual Incentive Target for the new hire's Assignment and (ii) subject to a fraction, the numerator of which is the number of full months on active payroll (except as otherwise provided herein) during the Performance Period that the Eligible Employee was a Participant in the STIP and the denominator of which is the number of full months in the Performance Period.

6.2.Promotions/Demotions. If a Participant is promoted or demoted during the Performance Period, the Award for such an individual shall be based on the Annual Incentive Target for the Assignment at the end of the Performance Period. The award will be determined on the basis of the number of full months during the Performance Period that the individual was a Participant in the STIP. Notwithstanding the foregoing, in no event will positive discretion be applied to any Award made to a “covered employee” (as defined under Code Section 162(m) and the regulations issued thereunder).

6.3.Transfers. If a Participant transfers during the Performance Period from an incentive-eligible position to another incentive-eligible position, the Participant's participation in the STIP will continue uninterrupted. If such Participant transfers from one business unit to another business unit during the Performance Period and prior to the end of the Company's third quarter, the Award for such individual will be pro-rated, whereby the Award for the new Assignment at the new business unit will apply to the remainder of the Performance Period and will be paid by the new business unit based on such unit's funding level, and the Award for the immediately preceding incentive-eligible Assignment at the old business unit will apply to the portion of the Performance Period immediately preceding such transfer and will be paid by the old business unit based on such unit's funding level. In the event of a transfer to a new business unit after the end of the Company's third quarter, the performance of the old business unit will be applied for the full Performance Period.

6.4.Terminations. If a Participant incurs a termination of employment before the Payment Date, the effect of termination of employment on a Participant's right to receive an Award under the STIP shall depend on the reason for the termination. Any Award payable under this Section 6.4 shall be payable in accordance with the Company's Executive Severance Plan or other applicable binding written agreement with the Company in effect at the time of the termination of employment.

6.5.Leave of Absence. In the event that a Participant is on an unpaid Company approved leave of absence any time during the Performance Period or at the time of the Payment Date, such Participant shall be entitled to a distribution of the Award, in accordance with Section 5, that would otherwise be payable to the Participant pro-rated based upon a fraction, the numerator of which is the number of full months worked on active payroll in a STIP eligible Assignment during the Performance Period and the denominator of which is the number of full months in the Performance Period. In the event that a Participant is on a leave of absence due to short-term disability any time during the Performance Period, th

e period of time on short-term disability shall be treated as time on active payroll and will be credited toward the determination of the Participant's Award and the Participant shall be entitled to payment of the Award in accordance with Section 5, even if the Participant is on the short-term disability leave of absence as of the Payment Date.

7.    Operation and Administration.

7.1    Plan Administration.  Except as otherwise expressly provided herein, full power and authority to interpret and administer the STIP is vested in the Committee. The Committee may from time to time make such decisions and adopt such rules and regulations for implementing the STIP as it deems appropriate for any Participant under the STIP. Any decision taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the STIP shall be final, conclusive and binding upon all Participants and any person claiming under or through them.

7.2    Tax Withholding. All distributions under the STIP are subject to withholding of all applicable taxes.

7.3.    Settlement of Awards. The obligation to make payments and distributions with respect to Awards shall be satisfied through delivery of cash. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. Each business unit shall be liable for payment of cash due under the STIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that business unit by the Participant. Any disputes relating to liability of a business unit for cash payments shall be resolved by the Administrator.

7.4.     Transferability. Awards under the STIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

7.5.    Limitation of Implied Rights. Neither a Participant nor any other person shall, by reason of participation in the STIP, acquire any right in or title to any assets, funds or property of the Company, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the STIP. A Participant shall have only a contractual right to the cash, if any, payable under the STIP, unsecured by any assets of the Company, and nothing contained in the STIP shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. The STIP does not constitute a contract of employment, and status as a Participant shall not give any individual the right to be retained in the employ of the Company, nor any right or claim to any benefit under the STIP, unless such right or claim has specifically accrued and vested under the terms of the STIP.

8.
Amendment. The Committee may amend the STIP unilaterally if the Committee determines that amendment is necessary to assure that Awards paid to “covered employees” (as defined under Code Section 162(m) and the regulations issued thereunder) under the STIP constitutes qualified performance-based compensation under Code Section 162(m).  The Committee also may amend the STIP unilaterally in any way if the Committee determines that such amendment (i) is not contrary to the terms of the Plan, (ii) does not require shareholder approval, and (iii) would not jeopardize qualification of Awards to covered employees under the STIP as performance-based compensation under Code Section 162(m).

9.
Change in Control. In the event of any Corporate Transaction (as defined in the Plan), the Committee can make any adjustments to the STIP that are deemed appropriate to reflect the Corporate Transaction, in its sole discretion, unless the Participant has a written agreement binding on the Company that provides otherwise.

10.
Recoupment. Any payouts under this STIP are subject to the Company's Incentive Recoupment Policy which was effective January 1, 2010, as such policy may be amended from time to time in the sole discretion of the Board.

11.	Definitions. In addition to the other definitions contained herein, the following definitions shall apply:

(a)Administrator shall mean the Committee.
(b)Annual Incentive Target refers to the percentage of a Participant's rate of base pay during the Performance Period, which percentage shall be based on the Participant's Assignment, the competitive marketplace and shall be established by the Committee.
(c)Assignment refers to a Participant's position or location and/or business unit.
(d)Award shall mean a cash payment made to a Participant pursuant to the STIP.
(e)Board means the Board of Directors of the Furniture Brands International, Inc.
(f)Brand Executive means those Executives employed by a wholly-owned subsidiary of Furniture Brands International, Inc.
(g)Committee refers to the Human Resources Committee of the Board of Directors of Furniture Brands International, Inc.
(h)Code means the Internal Revenue Code of 1986, as amended from time to time (and the regulations issued thereunder). A reference to any provision of the Code shall include reference to any successor provision of the Code (and the regulations issued thereunder).
(i)Corporate Executive means those Executives employed by Furniture Brands International, Inc.
(j)Executive refers to any member of the Company's Executive Leadership Team.
(k)Individual Objectives shall mean the individual performance objectives established early each year by Participants and their managers.
(l)Net Earnings shall mean the Company's net earnings, inclusive of STIP and LTIP expenses, from the statement of operations filed with the SEC, adjusted for unusual or infrequent items as set forth in the Plan.
(m)Net Sales shall mean the Company's net sales from the statement of operations filed with the SEC, adjusted for unusual or infrequent items as set forth in the Plan.
(n)Participant shall mean any employee of the Company who is eligible to participate in the STIP in accordance with Section 3.